EXHIBIT 10.2
                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT (this "Amendment") is made effective as of this 3rd day of June, 2003, by and between Empire Financial Holding Company, a Florida corporation (the "Company"), and Kevin M. Gagne, an individual residing in Sanford, Florida (the "Executive").


                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated December 27, 2001 (the "Employment Agreement"), and in connection therewith the Executive currently serves as the Chairman of the Board, Chief Executive Officer and President of the Company;

         WHEREAS, the Company and the Executive desire to amend the Executive's base salary pursuant to the Employment Agreement to allow for the reduction of Executive's base salary from $375,000 per annum to $175,000 per annum; and

         WHEREAS, in connection with this Amendment the Company desires to grant to the Executive, pursuant to the Company's 2000 Stock Option Plan (the "Plan"), non-qualified stock options (the "Options") to purchase an aggregate of 100,000 shares of common stock, $.01 par value per share ("Common Stock"), of the Company at an exercise price per share equal to the volume weighted average of the Company's Common Stock for the 30 trading days immediately prior to the effective date of this Amendment, with all of such options immediately exercisable.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENTS.

                  Section 2.1 of the Employment Agreement is hereby amended by deleting Section 2.1 in its entirety and substituting therefor a new Section 2.1 to read as follows:

                           "2.1     BASE SALARY.

                                    (i) Until June 30, 2003, the Executive shall
                  receive a base salary at the annual rate of $375,000 (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Commencing on July 1, 2003, the Executive shall receive a base salary at the annual rate of $175,000 (the "Base Salary") during the remaining term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Such Base Salary may be increased from time to time in the sole discretion of the Board (or any authorized committee thereof). The Base Salary shall not be decreased for any reason without the consent of the Executive.

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                                    (ii) In addition to Base Salary, the Company
                  shall issue to the Executive, pursuant to the Company's 2000 Stock Option Plan (the "Plan"), Non-Qualified Stock Options
                  (as defined in the Plan) to purchase an aggregate of 100,000 shares of common stock, $.01 par value per share ("Common Stock"), of the Company at an exercise price per share equal to the volume weighted average of the Company's Common Stock for the 30 trading days immediately prior to the effective date of this Amendment, with all of such options immediately exercisable. Each Non-Qualified Stock Option granted hereunder shall expire ten years from the date of the grant of such Non-Qualified Stock Option."

         2. EFFECTIVE DATE. This Amendment shall be effective as of the date set forth above. From and after the effective date hereof, each reference in the Employment Agreement to "this Agreement," "hereto", "hereunder" or words of like import, and all references to the Employment Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Employment Agreement as modified and amended by this Amendment.

         3. NO OTHER MODIFICATIONS. Except as otherwise expressly modified by the terms and provisions of this Amendment, the Agreement shall remain in full force and effect, and is hereby in all respects confirmed and ratified by the parties hereto; and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

         4. GOVERNING LAW. This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         5. COUNTERPARTS. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which when taken together, shall constitute one and the same instrument.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WITNESSES:                              COMPANY:

___________________________             EMPIRE FINANCIAL HOLDING COMPANY,
                                        a Florida corporation


___________________________             By: ___________________________
                                            George R. Cupples
                                            Chief Financial Officer


WITNESSES:                              EXECUTIVE:

___________________________                 ___________________________
                                                   Kevin M. Gagne


___________________________


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